Exhibit 10.32

                           CHANGE-IN-CONTROL AGREEMENT


                                          December 1, 1997


Mr. William L. Flaherty
Chief Financial Officer
Avid Technology, Inc.
Metropolitan Technology Park
One Park West
Tewksbury, MA 01876


      The Board of Directors (the "Board") of Avid Technology, Inc. ("Avid" or the "Company") recognizes that your contributions to the past and future growth and success of the Company have been and will be substantial and the Board desires to assure the Company of your continued services for the benefit of the Company, particularly in the face of a change-in-control of the Company.

      This letter agreement ("Agreement") therefore sets forth those benefits which the Company will provide to you in the event your employment within the Company is terminated after a "Change in Control of the Company" (as defined in Paragraph 2 (i)) under the circumstances described below.

1.    TERM.

      If a Change in Control of the Company should occur while you are still an employee of the Company, then this Agreement shall continue in effect from the date of such Change in Control of the Company for so long as you remain an employee of the Company, but in no event for more than two full calendar years following such Change in Control of the Company; provided, however, that the expiration of the term of this Agreement shall not adversely affect your rights under this Agreement which have accrued prior to such expiration. If no Change in Control of the Company occurs before your status as an employee of the Company is terminated, this Agreement shall expire on such date. Prior to a Change in Control of the Company, your employment may be terminated by the Company with or without Cause (as defined in Paragraph 3(ii)), and/or this Agreement may be terminated by the Company, at any time upon written notice to you and, in either or both such events, you shall not be entitled to any of the benefits provided hereunder; provided, however, that the Company may not terminate this Agreement following the occurrence of a Potential Change in Control of the Company (as defined in Paragraph 2(ii)) unless (a) at least one year has expired since the most recent event or transaction constituting a Potential Change in Control of the Company and (b) in respect of a Potential Change in Control of the Company which previously occurred, no facts or circumstances continue to exist which, if initially occurring at the time any termination of this Agreement is to occur, would constitute a Potential Change in Control of the Company.

2. CHANGE IN CONTROL; POTENTIAL CHANGE IN CONTROL.

      (i) For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred only if any of the following events occur:

            (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company,
            (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (A), (B) and (C) of subparagraph (c) of this Paragraph 2(i); or

            (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in this Paragraph 2(i)(c) shall include, without limitation, a corporation which as a result of such transaction owns all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting form such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation.

      (ii) For purposes of this Agreement, a "Potential Change in Control of the Company" shall be deemed to have occurred if (A) the Company shall enter into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company, or (B) any person shall publicly announce an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company, or (C) the Company shall receive any written communication from any third party or third parties, acting as principal or as authorized representative of a disclosed principal, which is publicly disclosed and proposes (or indicates a desire to engage in discussions relating to the possibility of or with a view toward) a transaction the consummation of which would result in the occurrence of a Change in Control of the Company, or (D) any Person other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company, shall (I) become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), (II) disclose directly or indirectly to the Company or publicly a plan or intention to become the beneficial owner or (E) any Person described in clause (D) above who becomes the beneficial owner, directly or indirectly, of voting shares representing 20.0% or more of the combined voting power of the Outstanding Company Voting Securities shall increase his beneficial ownership of such securities by 5% or more over the percentage acquired in the transaction which previously gave rise to the occurrence of a Potential Change in Control of the Company. Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Potential Change in Control of the Company shall not constitute a Potential Change in Control of the Company if the negotiations or other actions leading to such event or transaction were initiated by the Company (it being understood that the occurrence of such a Company-initiated event or transaction shall not affect the existence of any Potential Change in Control of the Company resulting from any other event or transaction).

3.    TERMINATION FOLLOWING CHANGE IN CONTROL.

      If a Change in Control of the Company shall have occurred while you are still an employee of the Company, you shall be entitled to the payments and benefits provided in Paragraph 4 hereof upon the subsequent termination of your employment within two (2) full calendar years of such Change in Control, by you or by the Company unless such termination is (a) because of your death or "Disability", (b) by the Company for "Cause" (as defined below), or (c) by you other than for "Good Reason" (as defined below), in any of which events you shall not be entitled to receive benefits under this Agreement.

      (i) "DISABILITY". If, as a result of your incapacity due to physical or mental illness, you shall have been deemed "disabled" by the institution appointed by the Company to administer the Company's Long-Term Disability Plan (or successor plan) because you shall have been absent from your duties with the Company on a full-time basis for six months and shall not have returned to full-time performance of your duties within thirty days after written notice is given you, the Company may terminate your employment for Disability.

      (ii) "CAUSE". For the purposes of this Agreement, the Company shall have "Cause" to terminate your employment only upon

            (A) the willful and continued failure by you substantially to perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any failure resulting from your terminating your employment with the Company for "Good Reason" (as defined below)) after a written demand for substantial performance is delivered to you by the Board which specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or

            (B) the willful engaging by you in gross misconduct materially and demonstrably injurious to the Company.

            For purposes of this paragraph, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interests of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after at least 20 days prior notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you failed to perform your duties or engaged in misconduct as set forth in clause (A) or (B) of this Paragraph 3(ii) and that you did not correct such failure or cease such misconduct after being requested to do so by the Board.

      (iii) "GOOD REASON". You may terminate your employment for Good Reason. For purpose of this Agreement, "Good Reason" shall mean:

            (A) the assignment to you of any duties materially inconsistent with, or any material diminution of, your positions, duties, responsibilities, and status with the Company immediately prior to a Change in Control of the Company, or a material change in your titles or offices as in effect immediately prior to a Change in Control of the Company, or any removal of you from, or any failure to reelect you to, any such positions;

            (B) a reduction by the Company in your base salary in effect immediately prior to a Change in Control of the Company or a failure by the Company to increase your base salary (within fifteen months of your last increase) in an amount which is substantially similar, on a percentage basis, to the average percentage increase in base salary for all officers of the Company during the twelve months preceding your increase;

            (C) the failure by the Company to continue in effect any life insurance, health or accident or disability plan in which you are participating or are eligible to participate at the time of a Change in Control of the Company (or plans providing you with substantially similar benefits), except as otherwise required in terms of such plans as in effect at the time of any Change in Control of the Company or the taking of any action by the Company which would adversely affect your participation in or materially reduce your benefits under any of such plans or deprive you of any material fringe benefits enjoyed by you at the time of a Change in Control of the Company or the failure by the Company to provide you with the number of paid vacation days to which you are entitled in accordance with the vacation policies of the Company in effect at the time of a Change in Control of the Company;

            (D) the  failure  by the  Company  to (i)  continue  in  effect  any material incentive or variable compensation plan in which you participate immediately prior to the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, (ii) continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change of Control or (iii) award cash bonuses to you in amounts and in a manner substantially consistent with past practice in light of the Company's financial performance;

            (E) any requirement by the Company that (i) the location of which you perform your principal duties for the Company be changed to a new location that is more than 45 miles from the location at which you perform your principal duties for the Company at the time of the Change in Control of the Company or (ii) you are required to travel on an overnight basis to a significantly greater extent than you were required to so travel prior to the Change in Control of the Company;

            (F) any material breach by the Company of any provision of this Agreement (including, without limitation, Paragraph 6), which is not cured within 30 days after written notice thereof; or

            (G) any purported termination of your employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (iv) below (and, if applicable, subparagraph (ii) above); and for purposes of this Agreement, no such purported termination shall be effective.

      (iv) NOTICE OF TERMINATION. Any termination by the Company pursuant to subparagraphs (i) or (ii) above or by you pursuant to subparagraph (iii) above shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your termination under the provision so indicated.

      (v) DATE OF TERMINATION. "Date of Termination" shall mean:

            (A) if this Agreement is terminated for Disability, thirty days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty-day period),

            (B) if your employment is terminated pursuant to subparagraph (iii) above, the date specified in the Notice of Termination, and

            (C) if your employment is terminated for any other reason, the date on which a Notice of Termination is given (or, if a Notice of Termination is not given, the date of such termination).

4.    COMPENSATION DURING DISABILITY OR UPON TERMINATION.

      (i) If, after a Change in Control of the Company, you shall fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, you shall continue to receive your full base salary twice a month at the rate then in effect and any awards under the Executive/Senior Management Variable Compensation Plan or any successor plan shall continue to accrue and to be paid during such period until your employment is terminated (and, if the Company maintains a Long Term
      Disability Plan, you shall be eligible for coverage thereunder in accordance with the terms thereof and subject to the satisfaction of all applicable conditions, including without limitation, the timely filing of a notice of claim); provided, however, in the event the Company makes no interim individual accruals for the Executive/Senior Management Variable Compensation Plan or any successor plan in respect of any period for which no award has been made under such Plan because of such termination of this Agreement or of employment, you shall receive payment in the amount equal to the product of (a) the amount awarded to you under such Plan or any successor plan during the period most recently ended, multiplied by (b) a fraction (hereinafter the "Partial Service Fraction"), the numerator of which is the whole and partial months of service completed in the current period, and the denominator of which is the number of months in the period most recently ended for which an award was made.

      (ii) If, after a Change in Control of the Company, your employment shall be terminated for Cause, the Company shall pay you for your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to you under this Agreement.

      (iii) If, within two years after a Change in Control of the Company, the Company shall terminate your employment, other than pursuant to Paragraph 3(i) or 3(ii) hereof or by reason of death, or you shall terminate your employment for Good Reason,

            (A) The Company shall pay you as severance pay (and without regard to the provisions of any benefit plan) in a lump sum in cash on the fifth day following the Date of Termination, the following amounts:

                  (x) your accrued but unpaid base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus an amount equal to the amount, if any, of any incentive compensation awards which have not been paid but which have been earned by you under the Executive/Senior Management Variable Compensation Plan or any successor plan (including awards which have been deferred, except to the extent such awards have been transferred, prior to a Change in Control of the Company, by the Company to a trustee in an irrevocable trust) it being understood that you shall have earned in each year for which an award shall be payable an amount equal to the product of (a) the amount awarded you under such Plan or any successor plan during the period most recently ended, multiplied by (b) the Partial Service Fraction; and

                  (y) an amount equal to the sum of your annual base salary at the highest rate in effect during the twelve (12) month period immediately preceding the Date of Termination plus two times the amount of the highest award to you under the Executive/Senior Management Variable Compensation Plan or any successor plan during the twenty-four (24) month period ended on the Date of Termination.

            (B) For a twenty-four (24) month period after such termination, the Company shall arrange to provide you with life, dental, accident and group health insurance benefits substantially similar to those that you were receiving immediately prior to such termination to the extent that the Company's plans then permit the Company to provide you with such benefits. Notwithstanding the foregoing, the Company shall not provide any such benefits to you to the extent that an equivalent benefit is received by you from another employer during such period, and you shall report any such benefit actually received by you to the Company;

            (C) The exercisability of all outstanding stock options and restricted stock awards then held by you shall accelerate in full (to the extent such options or awards have not been, or would not otherwise be, accelerated at or prior to such time pursuant to the terms of the letter agreement dated August 21, 1996 between you and the Company), provided that if such acceleration would disqualify the Change in Control from being accounted for as a pooling of interests and such accounting treatment would otherwise be available and is desired, such exercisability and vesting will not be accelerated; and

            (D) You shall be entitled to full executive outplacement assistance with an agency selected by the Company.

      (iv) You shall not be required to mitigate the amount of any payment provided for in this Paragraph 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Paragraph 4 be reduced by any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise.

      (v) Nothing in this Agreement shall prevent or limit your continuing or future participation in any plan, program, policy or practice provided by the Company to its employees and for which you may qualify nor, subject to Paragraph 13 hereof, shall anything herein limit or otherwise affect such rights as you may have under any contract or agreement between you and the Company; provided, however, that to the extent you are entitled to receive any payments hereunder upon termination of your employment, you shall not be entitled to any payments under any severance plan, program, policy or practice of the Company then in effect.

5.    CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

      (i) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the your benefit and/or any acceleration of vesting of any options or restricted stock awards (whether paid or payable or distributed or distributable or provided pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 5) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by you with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then you shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after the payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest an penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Not withstanding the foregoing provisions of this Paragraph 5(i), if it shall be determined that you are entitled to a Gross-Up Payment, but that you, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to you resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in an aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to you and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

      (ii) Subject to the provisions of Paragraph 5(i), all determinations required to be made under this Paragraph 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Coopers and Lybrand or such other certified public accounting firm as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations to both the Company and you within 15 business days of the receipt of notice from you that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity, or group affecting the Change of Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder.

      All fees and expenses of the Accounting Firm shall be borne by the Company. Any Gross-Up Payment, as determined pursuant to this Paragraph 5, shall be paid by the Company to you within ten business days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and you. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Paragraph 5(iii) and you thereafter are required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for your benefit.

      (iii) You shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practical but no later than ten business days after you are informed in writing of such a claim and shall apprise the Company of the nature of the claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies you in writing prior to the expiration of such period that it desires to contest such claim, you shall:

            (A) give the Company any information reasonably requested by the Company relating to such claim,

            (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (C) cooperate with the Company in good faith in order to effectively contest such claim, and

            (D) permit the Company to participate in any proceedings relating to such claim,

      provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold you harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Paragraph 5(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct you to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs you to pay such claim and sue for a refund, the Company shall advance the amount of such payment to you, on an interest-free basis, and shall indemnify and hold the you harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or other taxing authority.

      (iv) If, after the receipt by you of an amount advanced by the Company pursuant to Paragraph 5(iii), you become entitled to receive any refund with respect to such a claim, you shall (subject to the Company's complying with the requirements of Paragraph 5(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by you of an amount advanced by the Company pursuant to Paragraph 5(iii), a determination is made that you shall not be entitled to any refund with respect to such claim any the Company does not notify you in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

6.    SUCCESSOR'S BINDING AGREEMENT.

      (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or the assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

      (ii) This Agreement shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

7.    EMPLOYMENT.

      In consideration of the foregoing obligations of the Company, you agree to be bound by the terms and conditions of this Agreement and to remain in the employ of the Company during any period following the announcement by any person of any proposed transaction or transactions which, if effected, would result in a Change in Control of the Company until a Change in Control of the Company has taken place, or in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control of the Company. Subject to the foregoing, nothing contained in this Agreement shall impair or interfere in any way with your right to terminate your employment or the right of the Company to terminate your employment with or without Cause prior to a Change in Control of the Company. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and you or as a right for you to continue in the employ of the Company, or as a limitation on the right of the Company to discharge you with or without Cause prior to a Change in Control of the Company.

8.    COMPETITIVE ACTIVITY.

      (i) If your employment terminates under circumstances that entitle you to receive benefits under this Agreement (as described in the first sentence of paragraph 3 of this Agreement), then, unless the Company materially breaches this Agreement, you agree you will not for a period of two (2) years after such termination engage in any business (whether as an owner, partner, officer, director, employee, consultant or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that competes or plans to compete with Avid in the business of the development, manufacture, promotion, distribution or sale of digital film, video or audio editing, special effects or newsroom automation systems or products or any other business in which Avid is engaged or plans to engage at the time of your termination. Without limiting the foregoing, during such period you shall not be employed by or otherwise serve as a consultant to Abekas, Accom, Adobe, Carlton Communications, Chyron, Data Translation, Discreet Logic, DVision, FAST Technology, Hewlett-Packard, Immix, InSync, Kodak, Lightworks, Macromedia, Matrox, Media 100, Metacreations, MGI, Newsmaker, Newstar, Panasonic/Matsushita, Philips, Pinnacle Systems, Play Systems, Pluto Technologies International, Progressive Networks, Quantel, SADIE, Scitex, Sonic Solutions, SONY, Softimage/Microsoft, Tektronix, Transoft, Truevision, VDONet or VXtreme, or any of their subsidiaries and affiliates.

      (ii) You also agree that, for a period of two (2) years from the date of your termination, you will not, either directly or indirectly through an agency, new employer or otherwise, solicit the employment of (or solicit to engage as an independent contractor or consultant) any person who at any time during the one year preceding such solicitation was an employee or independent contractor of Avid or any Avid affiliate.

9.    INJUNCTIVE RELIEF.

      You acknowledge and agree that the remedy of the Company at law for any breach of the covenants and agreements contained in Paragraph 8 of this Agreement will be inadequate, and that the Company shall be entitled to injunctive relief against any such breach or threatened breach. You represent and agree that such injunctive relief shall not prohibit you from earning a livelihood acceptable to you.

10.   NOTICE.

      For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all other notices to the Company should be directed to the attention to the Corporate Secretary of the Company, or to such address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11.   INDEMNIFICATION.

      The Company will indemnify you to the extent set forth in the Certificate of Incorporation and By-laws of the Company as in effect on the date of the Change in Control of the Company.

12.   FURTHER ASSURANCES.

      Each party hereto agrees to furnish and execute such additional forms and documents, and to take such further action, as shall be reasonable and customarily required in connection with the performance of this Agreement or the payment of benefits hereunder.


13.   ENTIRE AGREEMENT.

      This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes any other agreement between the parties with respect to such subject matter, including, without limitation, all provisions of the letter agreement dated August 21, 1996 between you and the Company (other than the first sentence of the section entitled "Severance and Change in Control" thereof).

14.   COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one in the same instrument.

15.   LEGAL FEES AND EXPENSES.

      In addition to any other benefits to which you may be entitled hereunder, the Company shall pay all reasonable legal fees and expenses which you may incur as a result of the Company's contesting the validity, enforceability or your interpretation of, or determination under, this Agreement or otherwise as a result of any termination as a result of which you are entitled to the benefits set forth in this Agreement.

16.   MISCELLANEOUS.

      (i) No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by you and such officer as may be specifically designated by the Board of Directors of the Company.

      (ii) No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any time prior or subsequent time.

      (iii) The validity,  interpretation,  construction and performance of this
      Agreement   shall  be  governed  by  the  laws  of  the   Commonwealth  of
      Massachusetts.

      (iv) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      (v) The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      If this Agreement correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this Agreement which will then constitute our agreement on this subject.

                                   Sincerely,

                                   Avid Technology, Inc.

                                   By: /S/ William J. Miller
                                      ----------------------------
                                   Name: William J. Miller
                                   Title:Chairman and Chief Executive
                                            Officer

I acknowledge receipt and agree with the foregoing terms and conditions.



 /S/ William L. Flaherty
----------------------------
William L. Flaherty

Date:  DECEMBER 1, 1997